SECOND AMENDMENT TO WARRANT AGREEMENT

This Second Amendment to Warrant Agreement (this “Agreement”) is made and entered into as of November 26, 2007.

RECITALS

A. The undersigned, _____________________ (the “Holder”) is the holder of a warrant dated April 13, 2006 issued by Trulite, Inc., a Delaware corporation (the “Company”) to purchase _________ shares of the Company’s common stock, $0.0001 per share (the “Warrant”).

B. The Warrant as amended provides that unless earlier terminated in accordance with its terms the Warrant may be exercised through 5:00 p.m. CST on April 13, 2008.

C. The Warrant provides that the Exercise Price for the shares of Common Stock issuable under this Warrant shall be $1.50 per share.

D. The Board of Directors of the Company has determined that it is desirable and in the best interest of the Company to reduce the Exercise Price to $0.50 per share and, accordingly, has approved the amendment of the Warrant to so provide.

NOW, THEREFORE, for and in consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which is acknowledged, the parties hereto agree as follows:

1. The Warrant is hereby amended so that each reference therein to the “Exercise Price” shall mean Fifty Cents ($0.50) per share of Common Stock issuable under the Warrant.

2. Except as amended herein, the Warrant as previously amended remains unchanged.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written.

TRULITE, INC.

By:
Jonathan Godshall, President

ACKNOWLEDGED AND AGREED:

HOLDER: